Exhibit 23.2

CONSENT OF MCCARTHY TÉTRAULT LLP

Re: IMAX Corporation — Filing of Form S-8

The undersigned hereby consents to the filing of our opinion, addressed to, among others, IMAX Corporation, as an exhibit to the Registration Statement of IMAX Corporation on Form S-8.

Date: June 7, 2016

McCarthy Tétrault LLP

By:	/s/ Robert Hansen
Robert Hansen